Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, CIT Capital Trust I Securities-Backed Series 2003-9
*CUSIP:        21988G247       Class     A-1
               21988GCN4       Class     A-2A
               21988GCP9       Class     A-2B

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of          August 15, 2004.....                                $0.00
         Scheduled Income received on securities.....                $962,500.00
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                     -$843,750.00
         Distribution to Class A-2A Holders.....                    -$118,750.00
         Distribution to Class A-2B Holders.....                          -$0.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of         February 15, 2005.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         August 15, 2004.....                                 $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of         February 15, 2005.....                               $0.00


                  UNDERLYING SECURITIES HELD AS OF          February 15, 2005

       Principal Amount                            Title of Security
       ----------------                            -----------------
          $25,000,000              CIT Capital Trust I, 7.70% Preferred Capital
                                   Securities due February 15, 2027
                                   *CUSIP:        125563AC0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.